Calculation of Filing Fee Tables
S-3
Porch Group, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	2	Equity	Preferred Stock, par value $0.0001 per share	457(r)				0.000087
Fees to be Paid	3	Equity	Depositary Shares	457(r)				0.000087
Fees to be Paid	4	Debt	Debt Securities	457(r)				0.000087
Fees to be Paid	5	Equity	Warrants	457(r)				0.000087
Fees to be Paid	6	Other	Rights	457(r)				0.000087
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.000087
Fees to be Paid	8	Other	Units	457(r)				0.000087
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	9	Equity	Common stock, par value $0.0001 per share	415(a)(6)	16,220,158		$ 18,166,576.96			S-3	333-281442	08/21/2024	$ 2,681.39
			Total Offering Amounts:				$ 18,166,576.96		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	An indeterminate amount of securities is being registered as may from time to time be offered hereunder at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant hereby defers payment of the registration fee required in connection with this registration statement. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b).

[2]	See offering note 1.

[3]	See offering note 1.

[4]	See offering note 1.

[5]	See offering note 1.

[6]	See offering note 1.

[7]	See offering note 1.

[8]	See offering note 1.

[9]	On August 9, 2024, the registrant filed a registration statement on Form S-3 (File No. 333-281442), which was declared effective by the Securities and Exchange Commission (the "Commission") on August 21, 2024, in connection with the resale of securities by a selling stockholder (the "Prior Resale S-3"). In connection with such registration statement, the registrant paid a filing fee of $3,027.23 to register the offering of up to 18,312,208 shares of the registrant's common stock for a proposed maximum aggregate offering price of $20,509,672.96. As of the date hereof, 18,312,208 shares of common stock registered for resale pursuant to the Prior Resale S-3 remain unsold (the "Unsold Resale Securities"). Pursuant to Rule 415(a)(6), the 16,220,158 Unsold Resale Securities are being carried forward and the $2,681.39 filing fee previously paid in connection with the Unsold Resale Securities (based on the filing fee rates in effect at the time such Unsold Resale Securities were initially registered) will continue to be applied to the Unsold Resale Securities under this registration statement, and no additional filing fee is due with respect to the Unsold Resale Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Resale Securities under the Prior Resale S-3 will be deemed terminated as of the time of filing of this registration statement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Porch Group, Inc.	S-3	333-277992	03/15/2024		$ 0.00	Unallocated (Universal) Shelf			$ 100,000,000.00
Fee Offset Sources	2	Porch Group, Inc.	S-3	333-277992		03/15/2024						$ 14,760.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant has previously registered the offer and sale of up to $100,000,000 of securities pursuant to a registration statement on Form S-3 (File No. 333-277992), which was initially filed with the Commission on March 15, 2024 and was declared effective by the Commission on May 13, 2024 (the "Prior Shelf Registration Statement"). In connection with the filing of the Prior Shelf Registration Statement, the registrant made a contemporaneous fee payment in the amount of $14,760. As of the date hereof, all of the $100,000,000 of securities registered under the Prior Shelf Registration Statement remain unsold (the "Unsold Shelf Securities"). Pursuant to Rule 457(p) under the Securities Act, the registration fee of $14,760 that has already been paid and remains unused with respect to the Unsold Shelf Securities is hereby offset against registration fees due in connection with this registration statement. Pursuant to Rule 457(p), the offering of such Unsold Shelf Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Offset Note
[2]	See Rule 457(p) Statement of Withdrawal, Termination, or Completion note 1.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date